UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2019

RESHAPE LIFESCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33818	48-1293684
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1001 Calle Amanecer
San Clemente, CA	92673
(Address of principal executive offices)	(Zip Code)

(949) 429-6680

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	RSLS	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01          Changes in Registrant’s Certifying Accountant.

On September 4, 2019, Reshape Lifesciences Inc. (the “Company”) dismissed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm. The Audit Committee of the Board of Directors of the Company approved the dismissal.

During the two fiscal years ended December 31, 2018, and the subsequent interim periods through September 4, 2019, there were no: (1) “disagreements” (as defined in Item 304 of Regulation S-K) with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) “reportable events” (as defined in Item 304 of Regulation S-K) except for the existence of certain previously reported material weaknesses in the Company’s internal control over financial reporting, which are described below. The audit report of Deloitte on the Company’s financial statements as of and for the years ended December 31, 2018 and 2017, which report expresses an unqualified opinion and includes an explanatory paragraph relating to the substantial doubt about the entity’s ability to continue as a going concern as described in Note 3 to the financial statements, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

As previously disclosed, the Company identified a material weakness in internal control over financial reporting as of December 31, 2018 related to its ability to maintain adequate accounting resources with a sufficient understanding of accounting principles generally accepted in the United States of America (“GAAP”) to allow the Company to identify and properly account for new complex transactions. As a result of this material weakness, management identified an additional material weakness relating to the lack of properly designed and implemented internal controls around research and development expenses paid to a contract research organization (“CRO”). This material weakness resulted in the Company not identifying that certain research and development expenses paid to the CRO in connection with the clinical trial of the ReShape Vest are required to be capitalized under GAAP, and recognized into expense as the value of the capitalized asset is realized.

Also, as previously disclosed, the Company’s management concluded there to be a material weakness in the design of the Company’s income tax controls in that its external income tax specialist was not adequately engaged to assist in the determination of deferred taxes associated with material transactions, such as the business acquisitions which occurred in 2017. To remediate the material weakness in its internal control over financial reporting, the Company enhanced its existing controls over income taxes to better integrate its external income tax specialist in its quarterly and annual financial reporting process, in order to ensure that all relevant information relating to new business activities which may have an impact on the Company’s income tax accounting and disclosures, including information concerning significant transactions, is considered. As a result of the remediation activities and controls in place as of December 31, 2018 described above, the Company has remediated this material weakness.

The Audit Committee of the Company’s Board of Directors discussed the material weaknesses described above with Deloitte, and the Company has authorized Deloitte to respond fully to the inquiries of its successor independent registered public accounting firm concerning the subject matter of the material weaknesses described above.

The Company provided Deloitte with a copy of the foregoing disclosures and requested Deloitte to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above disclosures. A copy of the letter furnished pursuant to that request is filed as Exhibit 16.1 to this Current Report on Form 8-K.

While the Company has not yet formally engaged a new independent registered public accounting firm as of the date of this Report, the Audit Committee has approved the appointment of a new independent registered public accounting firm, and the Company is working on completing the engagement process. The Company will disclose its engagement of a new independent registered public accounting firm once the process has been completed and as required by the SEC’s rules and regulations.

Item 9.01           Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESHAPE LIFESCIENCES INC.

	By:	/s/ SCOTT P. YOUNGSTROM
Scott P. Youngstrom
Chief Financial Officer

Date: September 10, 2019